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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

   Name of Subsidiary                                    State of Incorporation
   ------------------                                    ----------------------
Acumed Pharmaceuticals, Inc.                                   Delaware
Ara Pharmaceuticals, Inc.                                      Delaware
Boston Life Sciences International, Inc.                       Delaware
Coda Pharmaceuticals, Inc.                                     Delaware
Neurobiologics, Inc.                                           Delaware
ProCell Pharmaceuticals, Inc.                                  Delaware

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